EXHIBIT 99.1

I-ON Digital Corp Builds Corporate Board to Launch Revolutionary Asset Digitization and Securitization Offerings

I-ON Digital Corp (OTC: IONI) has added three proven executives and market strategists to its Board of Directors as the company gears up to launch its revolutionary gold digitization and asset-backed securitization offerings. In anticipation of the market launch of the company's institutionally compliant precious metals and asset digitization ecosystem, I-ON has added highly accomplished and influential business leaders Brad Hoffman, Steve Aust, and Ken Park to the IONI Board. Mr. Park will also be announced as the company's Chief Marketing Officer.

With the addition of these three industry veterans, I-ON has successfully added extensive executive experience in corporate governance, business development, investment banking, M&A, financial services regulation, direct sales, digital marketing, and emerging technology solutions. Each of the board appointees is well-positioned to leverage unique expertise to help I-ON Digital navigate complex regulatory frameworks worldwide as it seeks to become a global leader in gold digitization and gold-backed securities worldwide, providing a highly secure environment for digital asset trading and settlement.

"I-ON is proud to have these three thought leaders and proven executives join our Board at this important and equally exciting go-to-market moment for our company," announced I-ON Digital Corp CEO Carlos X. Montoya. "Each brings a record of innovation, expansive multi-industry contacts, and a passion for building what may ultimately be viewed as the world's most secure and dominant gold digitization and mineral asset-backed securitization platforms to the marketplace."

Mr. Hoffman is a highly experienced and successful financial transaction connoisseur, having spent over 30 years in the business finance world. He has worked with many distinguished companies, such as HH&A, IHRS, Dubrow Kavanaugh Capital, Ashford Capital, Galen Capital Corp., and Drawbridge Special Opportunities and Assets Fund. With his adept knowledge of creating and executing sophisticated transactions for technology, healthcare, entertainment, and energy industries and business finance/management degrees from UCLA and Pepperdine University, Mr. Hoffman represents an invaluable asset to I-ON's Board.

Mr. Aust, a business veteran with two decades of experience in venture capital and energy solutions, is fueled by an unparalleled passion for bringing integrated solutions to the global financial markets. He has raised over $100 million in venture capital for a variety of businesses across multiple industries, including Video Home Shopping Network, Vision Quest, and 2Extreme Sports – taking them public through successful IPOs. Mr. Aust's prolific career benefits from his early collegiate and professional basketball experience, which instilled in him a commitment to team collaboration and intuitive problem solving as a driver for business growth. With his diverse, far-reaching list of influential contacts within the gold mining, hi-tech energy, and sports and entertainment industries and his expertise in direct sales, M&A, marketing, and technology strategy, Mr. Aust is a multi-faceted addition to I-ON's Board. Mr. Aust played Division 1 basketball for Pepperdine and Southern Oregon University and graduated from Southern Oregon University.

Mr. Ken Park is an inspirational digital marketing visionary with a 25-year track record of delivering leading-edge digital strategies to major consumer brands, such as Adobe, Atlantic Records, Grey Healthcare, and the NHL, among many others. He possesses an deep passion for disruptive innovation technologies and innovative business approaches. He founded two action sports companies in his early twenties and earned acclaim as a world-ranked professional skateboarder, traveling the world as an ambassador for this sport in the late 80s and early 90s. He also launched HyperCD®, a patented technology that delivered encrypted, HD video streaming over low-speed internet connections before the proliferation of broadband. In addition to his success with Oktane Media, Mr. Park led marketing and helped launch the world's first gold digitization company, Orebits, LLC. As a celebrated thought leader, Mr. Park was featured alongside Guy Kawasaki, Christos Cotsakos, and Anita Roddick in "Entrepreneurial Marketing: Real Stories & Survival Strategies." During his globetrotting skateboarding career, Mr. Park earned his degree at San Diego State University and remains an authoritative voice in today's marketing technology industry.

"I have always believed in the vision and potential of digitizing in situ gold. If one considers the environmental impact of mining, all the better that the gold remains in the ground." shares Mr. Park, "But what makes I-ON unique is the incredible talents and passion of our growing executive team and the world-class technologies that are being brought together and employed to build this truly revolutionary platform."

About I-ON Digital Corp
I-ON Digital Corp (OTC: IONI) is a leader in the digital asset infrastructure space, developing and acquiring technologies to help secure and drive gold and precious metal digitization. The Company's mission is to provide a secure, fast, transparent, and institutional-grade ecosystem as an efficient platform for financial instruments such as digital securitization & banking. I-ON strives to create an environment that facilitates wealth transfer while protecting the identities of claim holders, institutions, or individuals leveraging new asset classes. By offering services associated with asset digitization and licensing our expanding intellectual property portfolio, I-ON is able to generate revenue through transaction fees while actively growing innovative platforms beneficial for next-generation transactional models. Additional information is available at https://iondigitalcorp.com/.

Forward-Looking Statements
This news release contains forward-looking statements involving risks and uncertainties, which may cause results to differ materially from the statements made. When used in this document, the words "may," "would," "could," "will," "intend," "look to," plan," "anticipate," "believe," "estimate," "expect," "seek," "potential," "outlook," and similar expressions are intended to identify forward-looking statements. Such statements, including, but not limited to, I-ON's current views with respect to future events and its financial forecasts, are subject to such risks and uncertainties. Many factors could cause actual results to differ materially from the statements made, including those risks described from time to time in filings made by I-ON with the Securities and Exchange Commission. In addition, there is uncertainty about the further spread of the COVID-19 virus or new variants thereof, or the occurrence of another wave of cases and the impact it may have on the Company's operations, the demand for the Company's products, global supply chains and economic activity in general. These and other risks and uncertainties are detailed in the Company's filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, or expected. Statements in this news release regarding past trends or activities should not be taken as a representation that such trends or activities will continue. I-ON does not intend or assume any obligation to update these forward-looking statements other than as required by law.

SOURCE: I-ON Digital Corp (OTC: IONI)

Media Contact:
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www.iondigitalcorp.com